                                                                    EXHIBIT 3.49

                            ARTICLES OF INCORPORATION

                                       OF

                      PRESSURE SYSTEMS INTERNATIONAL, INC.

         We, the undersigned, hereby associate to form a stock corporation under the provisions of Chapter 1 of Title 13.1 of the Code of Virginia, and to that end set forth the following:

         1. The name of the corporation is Pressure Systems International, Inc.

         2. The purposes for which the corporation is organized are as follows:

                  (a) To sell or lease as export goods, goods produced in the United States consisting of electronic instrumentation and other goods manufactured for industrial purposes including, but not limited to, pressure measuring and sensing devices and electronic computer based date acquisition systems.

                  (b) Generally, to do each and every act or acts necessary to the conduct and operation of the business herein set forth; and to engage in any lawful business not prohibited to general corporation organized under the laws of the Commonwealth of Virginia.

         3. The aggregate number of shares which the corporation shall have authority to issue and the par value per share are as follows:

   CLASS        NUMBER OF SHARES    PAR VALUE PER SHARE
------------    ----------------    -------------------
Common Stock         5,000                 $10.00

         4. The post office address of the initial registered office is 12482-H Warwick Boulevard, Post Office Box 6621, Newport News, Virginia 23606. The name of the City in which the initial registered office is located is Newport News, Virginia. The name of the initial registered agent is Richard S. Gordon, who is a member of the Virginia State Bar and a resident of the State of Virginia and whose business office is the same as the registered office of the corporation.

         5. The number of directors constituting the initial Board of Directors is three (3) and the names and addresses of the persons who are to serve as the initial directors are:

         NAME                      ADDRESS
----------------------     -------------------------
Douglas B. Juanarena       2534 College Boulevard
                           Newport News, VA. 23606

Chris Gross                500 Marlbank Drive
                           Yorktown, VA. 23690

Richard S. Gordon          688 Village Green Parkway
                           Newport News, VA. 23606

Dated: April 22, 1982.

                                                     /s/ RICHARD S. GORDON
                                                --------------------------------
                                                RICHARD S. GORDON, INCORPORATOR

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